Exhibit 3.6

EXHIBIT A

MEADWESTVACO MARYLAND, INC.

BY-LAWS

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of stockholders shall be held at the principal office of the corporation, unless the President or a majority of the Board of Directors determines that a meeting shall be held at some other place within or without the State of Delaware and causes the notice thereof to so state.

Section 2. Annual Meetings. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote the members of the Board of Directors, and shall transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 4. Notice of Meeting. A written notice of each annual or special meeting stating the place, date and hour and, in the case of a special meeting, the purpose or purposes thereof, shall be personally delivered or mailed postage prepaid to each stockholder of record entitled to notice of such meeting, not more than sixty days nor less than ten days before such meeting. If mailed, such notice shall be addressed to the stockholder at such stockholder’s address as it appears upon the records of the corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

Notice of the time, place, and purposes of any meeting of stockholders, whether required by law, the certificate of incorporation, or these By-laws, may be waived in writing, either before or after the holding of such meeting, by any stockholder, which writing shall be filed with or entered upon the records of the meeting. The attendance of any stockholder at any such meeting without objecting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him or her of notice of such meeting; provided, however, that such waiver shall not be deemed to permit consideration at a special meeting of any business not specified in the notice.

Section 5. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum. The holders of a majority of the shares of stock of the corporation issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 8. Action Without a Meeting. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall bear the date of signature and shall be mailed to the corporation’s principal place of business. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III
DIRECTORS

Section 1. General. Until changed in accordance with the provisions of this section, there shall be four directors of the corporation. The number of directors of the corporation may be increased or reduced (i) at any meeting of stockholders called for the purpose of electing directors, at which a quorum is present, by the affirmative vote of the holders of a majority of the shares of voting stock held by stockholders present in person or by proxy at the meeting, or (ii) at any meeting of directors at which a quorum is present by the affirmative vote of a majority of the directors present. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3. Management of the Business. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 4. Meetings of the Board of Directors. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 6. Special Meetings. Special meetings of the board may be called by the Chairman of the Board, if any, or the President on three days’ notice to each director, either personally or by mail; special meetings shall be called by the Chairman of the Board, if any, President or Secretary in like manner or on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the Chairman of the Board, if any, President or Secretary in like manner or on like notice on the written request of the sole director.

Section 7. Quorum. At all meetings of the board, a majority of the Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 9. Action by Communications Equipment. Unless otherwise restricted by the certificate of incorporation or by these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 10. Committees of the Board of Directors. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 11. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 12. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13. Removal of Directors. Unless otherwise restricted by the certificate of incorporation or these By-laws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV
NOTICES

Section 1. Notices. Whenever, under the certificate of incorporation, these By-laws or applicable law, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at such stockholder’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telecopier, if the sending telecopier provides confirmation of receipt.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

Section 1. Officers. The officers of the corporation shall be a President, a Secretary, a Treasurer and, if the Board of Directors determines it necessary, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or any other office the Board of Directors deems necessary in its sole determination. Any number of offices may be held by the same person, unless the certificate of incorporation or these By-laws otherwise provide.

Section 2. Appointment of Officers. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a President, a Secretary and a Treasurer. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 3. Term of Office. The officers of the corporation shall hold office until their successors are elected or until removed from office by the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 4. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and stockholders. The authority of the Chairman of the Board to execute certificates of shares, contracts, deeds, notes, mortgages, bonds, other obligations, and other papers in the same of the corporation shall be coordinate with like authority of the President. The Chairman of the Board shall perform such other and further duties as may from time to time be required of him by the Board of Directors including without limitation thereto, the duties of the chief executive officer.

Section 5. President. The President shall have the general supervision, administration and direction of all the corporation’s affairs, subject to the direction of the Board of Directors. In the absence of the Chairman of the Board, if any, the President shall preside at all meetings of stockholders and directors. The authority of the President to execute certificates for shares, contracts, deeds, notes, mortgages, bonds, other obligations, and other papers in the name of the corporation shall be coordinate with like authority of the Chairman of the Board, and the President shall perform such other and further duties as may from time to time be required of him or her by the Board of Directors. The President may vote the capital shares of any subsidiary of the corporation, whether domestic or foreign, on behalf of the corporation. The President is hereby designated the “Legal Representative” of the corporation with respect to each subsidiary of the corporation, and the President may grant powers of attorney to another person to act in the President’s place and stead as Legal Representative of the corporation.

Section 6. Vice President. The Vice President, if any, shall perform all duties of the President, in case of the President’s disability. The authority of the Vice President to execute on behalf of the Corporation any contracts, notes, deeds, mortgages, and other papers not requiring specific approval of the directors or the execution of which the directors have not specifically delegated to another individual shall be co-ordinate with the authority of the President. If more than one Vice President is elected, the Vice President designated by the directors shall perform the duties of the President upon the President’s disability. If the directors fail to make such a designation, the Vice President who has held the office of Vice President for the longest consecutive period immediately prior to the President’s disability shall perform the duties of the President.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by, and be under the supervision of, the Board of Directors, Chairman of the Board, if any, or President.

Section 8. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9. Treasurer. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

(b) The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

Section 10. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI
CORPORATE STOCK

Section 1. Certificate of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, and in the name of the corporation by, the Chairman of the Board or the President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation.

Section 2. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registry who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against a claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment therefore, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1. Limitation of Liability. In addition to the provision set forth in the certificate of incorporation limiting the liability of a director of the corporation, no person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him or her as a director or officer of the corporation, if such person (a) in good faith exercised or used the same degree of care and skill as a prudent person would have exercised or used under the circumstances in the conduct of his or her own affairs, or (b) in good faith took, or omitted to take such action in reliance upon advice of counsel for the corporation or upon the books and records of the corporation, upon reports made to the corporation by an officer or employee or by any other person selected for the purpose with reasonable care by the corporation, or upon financial statements or written reports prepared by an officer or employee of the corporation in charge of its accounts or certified by a public accountant or firm of public accountants, or by an appraiser selected with reasonable care by the Board of Directors or by a committee designated by the Board of Directors, or (c) in good faith considered the assets to be of their book value or followed what he or she believed to be sound accounting and business practice.

Section 2. Indemnification. The corporation shall indemnify every person previously, now or hereafter serving as a director or officer of the corporation, whether or not such person continues to be such director or officer of the corporation, to the fullest extent permitted under Section 145 of the Delaware General Corporation Law relating to indemnification as from time to time in effect. The corporation may also, if and to the extent authorized by the Board of Directors in a specific case, indemnify every person previously, now or hereafter (i) serving as an employee or agent of the corporation or (ii) serving at the request of the corporation as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not such person continues to be such director, officer, trustee, partner, employee or agent of the corporation or other entity, to the fullest extent permitted under Section 145 of the Delaware General Corporation Law or other provisions of Delaware law relating to indemnification as from time to time in effect. For purposes of this Section 2 of Article VII, references to “the corporation” shall include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation. The foregoing shall not be construed to limit the power of the Board of Directors to provide indemnity and the Board of Directors may provide any other rights of indemnity which it may deem appropriate.

The indemnification provided by this Section 2 shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the certificate of incorporation, these By-laws, any agreement, insurance policy, vote of shareholders or disinterested directors, as a matter of law, or otherwise, both as to action in official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such a person.

In the event of any amendment, change or other modification (any of the foregoing being hereinafter deferred to as a “Modification”) of any statute, instrument or agreement which in any way affects the indemnification provided for by this Section 2 (including, without limitation, any Modification of the Delaware Code, the certificate of incorporation or these By-laws), any person who, but for such Modification, would have been entitled to indemnification under this Section 2 with respect to any transaction, act, event or other matter occurring prior to such Modification (whether the right to such indemnity accrues prior or subsequent to such Modification) shall, notwithstanding such modification, be entitled to the same indemnification under this Section 2 with respect to such transaction, act, event or other matter to which such person would have been entitled under this Section 2 if such Modification had not occurred, it being the intent of this Section 2 that no such Modification shall in any way adversely affect or prejudice any rights of indemnity to which a person is entitled hereunder which arise out of or are based upon transactions, acts, events or other matters occurring prior to such Modification.

ARTICLE VIII
GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Reserves for Contingencies. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by a resolution of the Board of Directors.

ARTICLE IX
AMENDMENTS

These By-laws may be altered, amended, or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the

Board of Directors of at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such special meeting. If the power to adopt, amend or repeal By-laws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the Stockholders to adopt, amend or repeal By-laws.